Exhibit 99.1 Press Release

Allied Nevada Reports First Quarter 2014 Financial Results

May 5, 2014 | Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada”, “us”, “we”, “our” or the “Company”) (TSX: ANV; NYSE MKT: ANV) provides financial and operating results for the first three months of 2014.
First Quarter Highlights:
- As previously released, gold and silver production of 60,114 ounces and 412,506 ounces, respectively, in the first quarter of 2014, were in-line with expectations. We are maintaining full-year production and adjusted cash cost guidance for 2014.
- Gold and silver ounces sold in the first quarter of 2014 were more than double that of the same period last year, up 118% and 132%, respectively.
- Adjusted cash costs per ounce1 of $808 in the first quarter of 2014 was as expected and below our annual guidance range.
- Net income was $0.3 million ($0.00 per share).
- Cash flow provided by operating activities was $23.8 million.
- Cash and cash equivalents at March 31, 2014, were $49.2 million, excluding the $19.5 million received from West Kirkland Mining in the second quarter.
Recent Developments
Hycroft mill expansion: On April 22, 2014, we released encouraging results for the Hycroft mill expansion prefeasibility study. Results of the prefeasibility study indicate an internal rate of return2 of 26.5% and a net present value2 of $1.7 billion. The prefeasibility study assumes a two-phase construction plan for the mill expansion and includes the ability to create doré onsite using the Ambient Alkaline Oxidation process to oxidize sulfide concentrate (as compared with the previous plan of selling concentrate).
Hasbrouck/Three Hills Divestiture: On April 23, 2014, we announced that we had completed the sale of a 75% controlling interest in the Hasbrouck and Three Hills properties (the “Property”) to West Kirkland Mining for $20 million (including the US$500,000 non-refundable deposit received in the first quarter of 2014) pursuant to the Letter Agreement signed by the companies in January 2014.
Hycroft Operations Update
We remained committed to our core values, health and safety, and operated in a safety-conscious and environmentally responsible manner. We continued to implement programs designed to increase our employees’ knowledge and awareness of mine-site health, safety and environmental responsibility.

1.
The term “adjusted cash costs per ounce” is a non-GAAP financial measure. Non-GAAP financial measures do not have any standardized meaning prescribed by GAAP and, therefore, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. See the section at the end of this press release and in the most recently filed Annual Report on Form 10-K titled “Non-GAAP Financial Measures” for further information on adjusted cash costs per ounce.

2.
Net Present Value (“NPV”) and Internal Rate of Return (“IRR”) are calculated using $1,300 per gold ounce and $21.67 per silver ounce and additional assumptions set forth in the table titled “Assumptions used in the prefeasibility study estimate” in the press release dated April 22, 2014. No assurance or guarantee is provided that the calculated IRR or NPV values will be achieved. Actual results may differ materially. A National Instrument 43-101 Technical Report is expected to be filed before the end of the second quarter, which will include additional information supporting the IRR and NPV presented herein.

Exhibit 99.1 Press Release

Key operating statistics for the three months ended March 31, 2014, compared with the first three months in 2013, are as follows:

	Three months ended March 31,
	2014	2013

Ore mined (000's tons)	10,784	9,587
Ore mined and stockpiled (000's tons)	2,162	649
Waste mined (000's tons)	12,052	7,319
Total tons mined (000’s)	24,998	17,555
Excavation mined (000's tons)	—	3,127

Ore mined grade - gold (opt)	0.010	0.011
Ore mined grade - silver (opt)	0.304	0.142

Ounces produced - gold	60,114	38,019
Ounces produced - silver	412,506	188,000

Ounces sold - gold	59,470	27,256
Ounces sold - silver	406,234	174,766

Average realized price - gold ($/ounce)	$1,299	$1,613
Average realized price - silver ($/ounce)	$20	$30

Adjusted cash costs per ounce[1]	$808	$608

As shown above, tons mined, ounces produced, and ounces sold during the first quarter of 2014 significantly increased from the comparable 2013 quarter. Operational increases were attributable to the heap leach expansion projects completed during the second half of 2013, which included a 21,500 gallons per minute (“gpm”) Merrill-Crowe plant, the North leach pad, and the addition of two electric wire rope shovels. The 59,470 gold ounces sold during the first quarter of 2014 represented the third consecutive quarter we have met, or exceeded, our guidance as Hycroft continued to operate within its steady-state heap leach capacity. During the first quarter of 2014, silver ounces sold increased 132% as a result of increasing the use of the Merrill-Crowe process which yields higher silver recoveries and a higher concentration of silver in the doré when compared to that in the carbon columns. As a result, the silver to gold ounces sold ratio improved to 6.8:1 from the full-year 2013 ratio of 4.7:1.
During the first quarter of 2014, we mined 10.8 million tons of production ore, which exceeded our planned ore tons and our waste to ore strip ratio was in line with our plan. We began a push back of the Brimstone pit in the first quarter of 2014 and, as we prepared the area for mining, we assayed the blast holes to confirm waste versus ore. The results of the assays indicated that some of the tonnage that was originally designated as waste, due to the anticipated lower grade of the material in the block model, was found to have ore-grade material and thus was mined and placed on the leach pad. While this switch from waste to ore resulted in increased ore tonnage, it decreased the average grade of the ore mined in the first quarter of 2014. Overall, our costs per gold ounce placed on the leach pads during the first quarter of 2014 were just under expectation.
The crushing system was run intermittently through April 2014, until being shut down to enable the manufacturer to resolve an engineering design issue on the secondary and tertiary crushers. We are working with the manufacturer to implement a temporary solution, while the redesign is being completed and new are mantles cast, that will enable us to begin crushing again by the end of the second quarter. However, we do not have a definitive date that we expect to restart the crushing system. We have developed a modified mine plan that we believe could still enable us to meet our 2014 sales guidance, should we not be able to crush ore for the remainder of 2014.

1.
The term “adjusted cash costs per ounce” is a non-GAAP financial measure. Non-GAAP financial measures do not have any standardized meaning prescribed by GAAP and, therefore, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. See the section at the end of this press release and in the most recently filed Annual Report on Form 10-K titled “Non-GAAP Financial Measures” for further information on adjusted cash costs per ounce.

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Exhibit 99.1 Press Release

Adjusted cash costs per ounce1 during the first quarter of 2014 was as expected, and below our annual guidance range. We anticipate costs to increase through the year and to average within our guidance range due to higher waste movement expected to be mined in the second, third and fourth quarters of 2014. Adjusted cash costs per ounce1 was higher than the first quarter of 2013 due to the negative impacts of a lower average silver price and increased production costs incurred during 2013 as we ramped up production.
Outlook
We continue to expect our 2014 full year metal sales will approximate 230,000 to 250,000 ounces of gold and 1.7 million to 2.0 million ounces of silver, despite the possibility that we are not able to operate the crusher for the remainder of the year. We expect ounces sold in the second quarter of 2014 to approximate those in first quarter of 2014. Adjusted cash costs per ounce1 for 2014 are expected to be in the previously stated range of $825 to $850 per ounce (with silver as a byproduct credit).

Conference Call Information
Allied Nevada will host a conference call to discuss these results on Tuesday, May 6, 2014, at 8:00 am PT (11:00 am ET), which will be followed by a question and answer session.
To access the call, please dial:
Canada & US toll‐free - 1‐866-782-8903
Outside of Canada & US - 1‐647-426-1845
To listen in to the audio webcast, visit www.alliednevada.com. An audio recording of the call will be archived on our website following the meeting.

For further information on Allied Nevada, please contact:

Randy Buffington	Tracey Thom
President and CEO	Vice President, Investor Relations
(775) 358-4455	(775) 789-0119

Cautionary Statement Regarding Forward Looking Information
This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and the equivalent under Canadian securities laws) and the Private Securities Litigation Reform Act (the “PSLRA”) or in releases made by the U.S. Securities and Exchange Commission (the “SEC”), all as may be amended from time to time. This cautionary statement is being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefit of the “safe harbor” provisions of such laws.

All statements, other than statements of historical fact, included herein or incorporated by reference, that address activities, events or developments that we expect or anticipate will or may occur in the future, are forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe”, “project”, “target”, “budget”, “may”, "can", “will”, “would”, “could”, "should", “seeks”, or “scheduled to”, or other similar words, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intentions. Such forward-looking statements include, without limitation, statements regarding our future business strategy, plans and goals; ; risks relating to fluctuations in the price of gold and silver; uncertainties concerning restarting the crushing system; uncertainties concerning reserve, resource and grade estimates; the availability and timing of capital for financing the Company’s exploration, development and expansion activities; anticipated costs, anticipated production, anticipated sales, anticipated capital expenditures, project economics, net present values and expected rates of return; the realization of expansion and construction activities and the timing thereof; production estimates and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. These statements involve known and unknown risks, uncertainties, assumptions and other

1.
The term “adjusted cash costs per ounce” is a non-GAAP financial measure. Non-GAAP financial measures do not have any standardized meaning prescribed by GAAP and, therefore, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. See the section at the end of this press release and in the most recently filed Annual Report on Form 10-K titled “Non-GAAP Financial Measures” for further information on adjusted cash costs per ounce.

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Exhibit 99.1 Press Release

factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results, performance or achievements to differ materially from those in the forward-looking statements include, among others, risks relating to fluctuations in the price of gold and silver; uncertainties concerning restarting the crushing system; uncertainties concerning reserve, resource and grade estimates; the availability and timing of capital for financing the Company’s exploration, development and expansion activities; anticipated costs, anticipated production, anticipated sales, anticipated capital expenditures, project economics, net present values and expected rates of return; the realization of expansion and construction activities and the timing thereof; production estimates; as well as those factors discussed in Allied Nevada’s filings with the SEC including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q (which may be secured from us, either directly or from our website at www.alliednevada.com or at the SEC website www.sec.gov). Although Allied Nevada has attempted to identify important factors that could cause actual results, performance or achievements to differ materially from those described in forward-looking statements, there may be other factors that cause results, performance or achievements not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results, performance and achievements and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Non-GAAP Financial Measure
Adjusted Cash Costs Per Ounce
Adjusted cash costs per ounce is a non-GAAP financial measure, calculated on a per ounce of gold sold basis, and includes all direct and indirect operating cash costs related to the physical activities of producing gold, including mining, processing, cash portions of production costs written-down, third party refining expenses, on-site administrative and support costs, royalties, and mining production taxes, net of revenue earned from silver sales. Because we are a primary gold producer and our operations focus on maximizing profits and cash flows from the extraction and sale of gold, we believe that silver revenue is peripheral and not material to our key performance measures or our Hycroft Mine operating segment and, as such, adjusted cash costs per ounce is reduced by the benefit received from silver sales.
Adjusted cash costs per ounce provides management and investors with a further measure, in addition to conventional measures prepared in accordance with GAAP, to assess the performance of our mining operations and ability to generate cash flows over multiple periods from the sale of gold. Non-GAAP financial measures do not have any standardized meaning prescribed by GAAP and, therefore, may not be comparable to similar measures presented by other mining companies. Accordingly, the above measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.
The table below presents a reconciliation between non-GAAP adjusted cash costs, which is the numerator used to calculate non-GAAP adjusted cash costs per ounce, to Production costs (GAAP) for the three months ended March 31, 2014 and 2013 (in thousands, except ounces sold):

	Three months ended March 31,
	2014	2013
Production costs (000s)	$ 56,359	$ 21,802
Less: Silver revenues (000s)	(8,291)	(5,218)
Adjusted cash costs (000s)	$ 48,068	$ 16,584
Gold ounces sold	59,470	27,256
Adjusted cash costs per ounce	$ 808	$ 608

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Exhibit 99.1 Press Release

ALLIED NEVADA GOLD CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(US dollars in thousands)

	(Unaudited)
	March 31, 2014	December 31, 2013
Assets:
Cash and cash equivalents	$49,187	$81,470
Accounts receivable	4,855	8,227
Inventories	78,264	76,221
Ore on leachpads, current	167,045	156,693
Prepaids and other	8,584	10,857
Assets held for sale	51,484	47,357
Deferred tax assets, current	6,565	22,943
Current assets	365,984	403,768
Restricted cash	39,933	41,215
Stockpiles and ore on leachpads, non-current	127,292	116,192
Other assets, non-current	12,209	12,682
Plant, equipment, and mine development, net	886,501	890,271
Mineral properties, net	48,362	48,473
Total assets	$1,480,281	$1,512,601
Liabilities:
Accounts payable	$52,567	$67,958
Interest payable	11,224	2,848
Other liabilities, current	10,675	8,512
Debt, current	77,305	76,780
Asset retirement obligation, current	20	20
Current liabilities	151,791	156,118
Other liabilities, non-current	33,091	22,735
Debt, non-current	494,160	522,427
Asset retirement obligation, non-current	15,615	15,344
Deferred tax liabilities, non-current	4,654	18,928
Total liabilities	699,311	735,552
Commitments and Contingencies
Stockholders’ Equity:
Common stock, $0.001 par value
Shares authorized: 200,000,000
Shares issued and outstanding: 104,143,169 and 104,043,169, respectively	104	104
Additional paid-in-capital	751,729	750,119
Accumulated other comprehensive income	3,653	1,674
Retained earnings	25,484	25,152
Total stockholders’ equity	780,970	777,049
Total liabilities and stockholders’ equity	$1,480,281	$1,512,601

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Exhibit 99.1 Press Release

ALLIED NEVADA GOLD CORP.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (Unaudited)
(US dollars in thousands, except per share amounts)

	Three months ended March 31,
	2014	2013
Revenue	$85,525	$49,190
Operating expenses:
Production costs	56,359	21,802
Depreciation and amortization	13,631	3,846
Total cost of sales	69,990	25,648
Exploration, development, and land holding	728	987
Accretion	273	165
General and administrative	6,225	5,909
Loss on assets classified as held for sale and asset dispositions	1,178	—
Income from operations	7,131	16,481
Other income (expense):
Interest income	13	126
Interest expense	(5,787)	(5,129)
Other, net	14	(479)
Income before income taxes	1,371	10,999
Income tax expense	(1,039)	(2,181)
Net income	332	8,818
Other comprehensive income, net of tax
Change in fair value of effective portion of cash flow hedge instruments, net of tax	2,099	1,665
Settlements of cash flow hedges, net of tax	(9,598)	(5,124)
Reclassifications into earnings, net of tax	9,478	5,088
Other comprehensive income, net of tax	1,979	1,629
Comprehensive income	$2,311	$10,447
Income per share:
Basic	$—	$0.10
Diluted	$—	$0.10

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Exhibit 99.1 Press Release

ALLIED NEVADA GOLD CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(US dollars in thousands)

	Three months ended March 31,
	2014	2013
Cash flows from operating activities:
Net income	$332	$8,818
Adjustments to reconcile net income for the period to net cash provided by operating activities:
Depreciation and amortization	13,631	3,846
Accretion	273	165
Loss on assets classified as held for sale and asset dispositions	1,178	—
Stock-based compensation	1,610	1,304
Deferred taxes	1,039	—
Other non-cash items	—	484
Changes in operating assets and liabilities:
Accounts receivable	3,372	28,219
Inventories	(92)	(15,410)
Stockpiles and ore on leach pads	(15,069)	(33,854)
Prepaids and other	2,896	195
Assets held for sale	3,600	—
Accounts payable	888	3,023
Interest payable	8,376	8,269
Asset retirement obligation	—	(28)
Other liabilities	1,759	790
Net cash provided by operating activities	23,793	5,821
Cash flows from investing activities:
Additions to plant, equipment, and mine development	(43,424)	(94,424)
Additions to mineral properties	—	(20)
Decreases (increases) in restricted cash	1,282	(9,019)
Net cash used in investing activities	(42,142)	(103,463)
Cash flows from financing activities:
Repayments of principal on capital lease and term loan obligations	(13,754)	(5,987)
Payments of debt issuance costs	(180)	(559)
Proceeds from issuance of common stock	—	254
Net cash used in financing activities	(13,934)	(6,292)
Net decrease in cash and cash equivalents	(32,283)	(103,934)
Cash and cash equivalents, beginning of period	81,470	347,047
Cash and cash equivalents, end of period	$49,187	$243,113
Supplemental cash flow disclosures:
Cash paid for interest	$2,020	$1,599
Significant non-cash financing and investing activities:
Mining equipment acquired through debt financing	—	62,427
Accounts payable reduction through capital lease	—	2,560

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